EXHIBIT 1

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

     THIS SECOND AMENDMENT (the "Amendment") is entered into as of December 13, 1999 by ADVANCED TISSUE SCIENCES, INC., a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company (formerly CHEMICAL TRUST COMPANY OF CALIFORNIA), as Rights Agent (the "Rights Agent").

                                    Recitals

     A. The Company and the Rights Agent are parties to a Rights Agreement dated as of January 6, 1999, as amended November 8, 1999, (the "Rights Agreement").

     B. The Board has become aware that a recent Delaware Chancery Court case, Carmody v. Toll Brothers, Inc., found certain "continuing director" provisions of stockholder rights plans subject to legal challenge on both statutory and fiduciary grounds.

     C. In light of the Carmody decision, the Board has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement to eliminate the continuing director provisions of the Rights Agreement as set forth herein.

     Accordingly, the parties agree that:

     1. Certain Definitions. Section 1 of the Rights Agreement shall be amended
        -------------------
as follows:

          (a.) The phrase "upon the affirmative vote of a majority of the Continuing Directors," in Section 1(c)(ii)(A)(2) shall be deleted.

          (b.) The definition of Continuing Director in Section 1(i) shall be deleted and replaced with the phrase "[Intentionally Omitted]."

     2. Amendment of Section 11. Section 11 of the Rights Agreement shall be amended as follows:

          (a.) The phrase ", upon approval by a majority of the Continuing Directors," in Section 11(a)(ii)(C)(2) shall be deleted.

          (b.) The phrase "at least a majority of the Continuing Directors" in
     Section 11(a)(iii)(B) shall be deleted and replaced by the phrase "the Board of Directors"; and the phrase "which such members of the Board of Directors deem" in Section 11(a)(iii)(B) shall be deleted and replaced by the phrase "that the Board of Directors deems."

          (c.) The phrase ", upon approval by a majority of the Continuing Directors," which appears five times in Section 11(a)(iv), shall be deleted.

          (d.) The phrase ", upon approval by a majority of the Continuing Directors," in Section 11(b) shall be deleted.


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          (e.) The phrase ", upon approval by a majority of the Continuing
     Directors," in Section 11(c) shall be deleted.

          (f.) The phrase ", upon approval by a majority of the Continuing Directors," which appears twice in Section 11(d), shall be deleted.

     3. Amendment of Section 13(d). The phrase "upon approval by a majority of
        --------------------------
the Continuing Directors," in Section 13(d) shall be deleted.

     4. Amendment of Section 14(a). The phrase ", upon approval by a majority of
        --------------------------
the Continuing Directors," which appears twice in Section 14(a), shall be deleted.

     5. Amendment of Section 22. The phrase ", upon approval by a majority of
        -----------------------
the Continuing Directors," which appears twice in Section 22, shall be deleted.

     6. Amendment of Section 23(a). The phrase "a majority of the Continuing
        --------------------------
Directors," which appears three times in Section 23(a), shall be deleted and replaced by the phrase "the Board of Directors"; and the phrase ", upon approval by a majority of the Continuing Directors" in Section 23(a) shall be deleted.

     7. Amendment of Section 24. The phrase ", upon approval by a majority of
        -----------------------
the Continuing Directors," which appears four times in Section 24, shall be deleted.

     8. Amendment of Section 27. The phrase "upon approval by a majority of the
        -----------------------
Continuing Directors," which appears three times in Section 27, shall be deleted.

     9. Amendment of Section 29. The phrase "(and, where specifically provided
        -----------------------
for herein, only upon approval by a majority of the Continuing Directors)" in
Section 29 shall be deleted; the phrase "(or, where specifically provided for herein, only upon approval by a majority of the Continuing Directors)" in
Section 29 shall be deleted; and the phrase "or the Continuing Directors" in the last sentence in Section 29 shall be deleted.

     10. Amendment of Section 31. The phrase ", upon approval by a majority of
         -----------------------
the Continuing Directors," in Section 31 shall be deleted.

     11. Miscellaneous. This Amendment shall be deemed to be a contract made
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under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and attested, all as of the day and year first above written.



ATTEST:                                    ADVANCED TISSUE SCIENCES, INC.,
                                           a Delaware corporation

Name: /s/ Michael V. Swanson              Name: /s/ Arthur J. Benvenuto
     ---------------------------               ------------------------------

Title: Senior Vice President and          Title: Chairman and Chief Executive
        Chief Financial Officer                   Officer
      --------------------------                -----------------------------


ATTEST:                                    CHASEMELLON SHAREHOLDER
                                           SERVICES, L.L.C.



Name: /s/ J. Canuto                        Name: /s/ James Kirkland
     ----------------------------               -----------------------------

Title: Assistant Vice President            Title: Assistant Vice President
      ---------------------------                ----------------------------